EXHIBIT 99.1


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[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
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         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: May 6, 2005

            LEONARD NAMED VICE PRESIDENT AND CONTROLLER OF OCCIDENTAL
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     LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced today that its board of directors has elected Jim A. Leonard as Vice President and Controller. Leonard will have responsibility for Occidental's external financial reporting and technical accounting and consolidation functions, and will direct accounting support for all Occidental business units.

     Leonard, 55, joined Occidental in 1978 and has served in positions of increasing responsibility, most recently as Senior Assistant Controller for Occidental Petroleum Corporation and Senior Vice President Finance for Occidental's oil and gas division.

     Leonard is a Certified Public Accountant and Certified Management Accountant and holds a bachelor's degree in accounting and a master's degree in finance from California State University, Los Angeles.

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Contacts:  Lawrence P. Meriage (media)
           310-443-6562
           Kenneth J. Huffman (investors)
           212-603-8183
           On the web: www.oxy.com